Genesis Holdings, Inc. Completes Share Exchange with BioAuthorize, Inc.

Phoenix AZ., February 22, 2008 -- Genesis Holdings, Inc., a real estate concern, is pleased to announce that it has completed a share exchange whereby BioAuthorize, Inc. has become a wholly-owned subsidiary of Genesis Holdings, Inc., a public company.

As part of the share exchange, Genesis Holdings issued shares of its common stock to the shareholders of BioAuthorize, and these former BioAuthorize shareholders now own 80% of Genesis Holdings' total outstanding securities on a fully-diluted basis.

BioAuthorize redefines payment processing by coupling a new financial instrument with a patent-pending payment solution. Lines of credit are issued to qualified consumers that can be used at participating merchants. BioAuthorize employs the latest technologies to enable automated biometric identification for payment authorization. Both consumers and merchants benefit from the low cost, convenience, and security delivered by this service.

Yada Schneider (BioAuthorize's President and CEO) has joined the Board and assumed the role of President and CEO for Genesis Holdings. Gerald B. Van Wie and G. Neil Van Wie from BioAuthorize have assumed the roles of Vice President, COO and Vice President , CFO, respectively. Jason Pratte, former President, CEO and a director of Genesis Holdings, resigned as part of the share exchange at closing.

It is a post-closing condition that Larry Don Bankston and Lenny Amado (presently directors of Genesis Holdings) will resign from the Board; G. Neil Van Wie and Gerald B. Van Wie will be appointed to the Board; and Genesis Holdings will spin-off its real estate assets.

The post-exchange entity, consisting of Genesis Holdings and its wholly-owned subsidiary, BioAuthorize, will continue to build and develop its patent-pending voice-enabled payment authorization service.

Mr. Schneider commented, “It is our belief that becoming a reporting company, and hopefully a trading company in the future, will assist us in taking our BioAuthorize service to market.”

The Company intends to change its name to "BioAuthorize Holdings, Inc.", and also intends to transfer its remaining Texas real estate assets to its former majority shareholder, the Bankston Third Family Limited Partnership. This asset transfer will leave Genesis Holdings with only one subsidiary, BioAuthorize.

About Genesis Holdings

Genesis Holdings, Inc., together with its subsidiary BioAuthorize, Inc. (www.bioauthorize.com), is a developer and provider of innovative payment and consumer credit solutions with enhanced security features. BioAuthorize has created a new payment option that works exclusively with its innovative technology, revolutionizing the way that financial transactions are processed today. BioAuthorize combines two mature and proven business models (consumer credit lending & payment processing) with disruptive authentication technology.

Safe Harbor Statement
Statements in this news release about Genesis Holdings' future expectations, including: the advantages of our products and services, anticipated advantages resulting from the share exchange, the proposed spin-off of our real estate operations, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Securities Litigation Reform Act of 1995. Genesis Holdings intends that such forward-looking statements be subject to the safe harbors created thereby. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as acceptance of Genesis Holdings’ products and services in the marketplace, new products and services developed by other companies, market share garnered by competitors, ability to maintain vendor and customer relationships, failure to meet conditions precedent to the proposed spin-off resulting in the company having two subsidiaries in unrelated industries and without management experienced in real estate matters, and other risks detailed from time to time in Genesis Holdings' reports filed with the SEC. Genesis Holdings undertakes no duty to update forward-looking statements.

Contact:

Yada Schneider
President /CEO
yada@bioauthorize.com